UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 27, 2020

CUSHMAN & WAKEFIELD PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38611	98-1193584
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of principal executive offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2020, Cushman & Wakefield plc (the “Company”) and Cushman & Wakefield Global, Inc. entered into an amended and restated employment agreement with Brett White, the Company’s chief executive officer (the “Agreement”). The Agreement is intended to supersede Mr. White’s existing employment agreement, which was entered into on June 8, 2018.

The Agreement extends Mr. White’s term of employment with the Company through December 31, 2023, and provides that Mr. White shall receive annual restricted stock unit grants (“RSUs”) with a grant date fair value between ten and fifteen million dollars in each of 2021, 2022 and 2023. The RSUs awarded to Mr. White in his capacity as CEO and/or Executive Chairman shall vest over a three year period, with 50% of such RSUs also subject to performance based vesting conditions.

The Agreement provides that if Mr. White is terminated by the Company without Cause, or if Mr. White resigns with Good Reason (either event, a “Qualifying Termination”), then Mr. White shall be entitled to receive payment of his current base salary from the termination date through December 31, 2023 (the “Severance Period”). Following a Qualifying Termination, Mr. White is also entitled to receive any target bonus which otherwise would have been paid during the Severance Period had Mr. White remained employed by the Company, as well as certain benefits during the Severance Period. The Agreement also modifies certain of Mr. White’s equity awards to provide that upon a Qualifying Termination: (i) certain vested stock options shall be exercisable for up to 90 days following such termination; (ii) all time-vesting RSUs shall accelerate and fully vest; (iii) previously-issued performance vesting RSUs shall remain outstanding and vest to the extent the applicable performance vesting requirements become satisfied, provided that any continued employment requirement shall be deemed to have been satisfied; and (iv) any performance-vesting RSUs issued after the date of the Agreement shall accelerate and vest based upon levels of achievement reasonably determined by the Company as of such termination. The Agreement also provides that the foregoing vesting provisions will also apply to Mr. White’s equity awards in the event of certain qualifying resignation events, as described in the Agreement.

This summary of the Agreement does not purport to be complete and is qualified in its entirety by the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

10.1	Amended and Restated Employment Agreement, dated as of August 27, 2020, by and among Cushman & Wakefield plc, Cushman & Wakefield Global Inc. and Brett White.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this report are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity.

Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q, both filed with the Securities and Exchange Commission.

The forward-looking statements included in this report are made as of the date hereof, and except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2020

CUSHMAN & WAKEFIELD PLC

By:	/s/ Brett Soloway
Name:	Brett Soloway
Title:	Executive Vice President, General Counsel and Corporate Secretary